SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.


        Date of Report (Date of Earliest Event Reported): April 18, 2003
                                                          ---------------


                           ASHCROFT HOMES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Colorado                   0-33437                   31-1664473
----------------------------        -----------              -------------------
(State of other jurisdiction        (Commission              (I.R.S. Employer
of incorporation)                   File Number)             Identification No.)


   56 Inverness Drive East, Suite 105
         Englewood, Colorado                                            80112
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)



        Registrant's telephone number including area code: (303) 799-6194
                                                           --------------

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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

Contracts to acquire additional real estate assets

     Ashcroft Homes Corporation (the "Company" or "Ashcroft"), a developer of residential real estate and builder of residential homes, recently agreed to acquire certain real estate assets from other entities involved in the real estate industry. On April 18, 2003, the Company executed agreements with three affiliated entities in Colorado to acquire approximately 215 developed building lots and approximately 20 finished and partially finished units in three subdivisions in the Denver metropolitan area. The lots and building units will be added to Ashcroft's existing inventory of lots and units for construction and sale to customers. The proposed sellers of the assets are Saddle Vista at Saddlerock, LLC, Thraemoor in the Park, LLC and Villas at Cherry Hills, LLC, each a private Colorado limited liability company affiliated with The Equinox Group.

     The purchase price for the assets will consist primarily of assumption of outstanding debt associated with the property, together with the issuance of an as-yet undetermined amount of Ashcroft common stock. Existing debt includes primary and subordinated debt incurred for the land acquisition, development and unit construction, obligations for earnest money deposits received from purchasers of individual lots and units, subcontractor and material payables and real estate taxes. The purchase price is estimated to be approximately $20 million on an unaudited basis, exclusive of earnest money deposits. The amount of Ashcroft common stock to be issued in the transaction will be determined based primarily on negotiations between the Company and the holders of the subordinated debt. It is anticipated that the common stock will be used to satisfy a portion of the subordinated debt.

     The assets included a significant number of multi-family lots and building units. Acquisition of these assets would represent Ashcroft's first significant entry into the multi-family process.

     Completion of the acquisition is subject to numerous contingencies, including but not limited to analysis of, and negotiation for, the existing debt on the property. Closing is also contingent on transfer of appropriate fee
simple  title,   successful   completion  of  due   diligence   indicating   the
appropriateness of acquisition and a successfully negotiated determination of the amount of common stock to be issued in the transaction. Subject to satisfaction of these, and other contingencies, closing is presently estimated for the end of the second or beginning of the third quarter.

Special Factors

     Acquisition of these assets is subject to special risks, including but not limited to those set forth below:

     Certain of the properties were the subject of certain liens, litigation and bankruptcy proceedings and may require unanticipated Company time and resources. Some of the properties included in the proposed acquisition were the subject of bankruptcy proceedings filed by the original developer of the properties. As a result, it is anticipated that the properties will require significant due diligence and title review by the Company and its professional advisors. The Company may also be required to negotiate with the trustee in the bankruptcy proceedings. These requirements may affect the time that Company employees have available to devote to other projects, including the day-to-day affairs of the Company, and may increase the costs of, and the time to complete, the acquisitions.

     The Company is a relatively new entity and has limited cash flow with which to service operations and existing debt obligations in addition to new debt obligations. Ashcroft as an organization is the result of a recent reorganization that brought together several private companies operating in the real estate industry. While most of these companies have an established history in that industry prior to the reorganization, they have only recently been brought together in a public company and under existing management. As a result, the ability of the Company to successfully pursue its business plan is uncertain. Also, the Company has substantial debt balances before the proposed acquisition of these new properties. As a result, the Company may have difficulty servicing all its debt and may be forced to raise additional capital on unfavorable terms, sell some of its properties or undertake other unanticipated transactions to continue operations.

     Due to its status as a relatively new company, there is no assurance that the Company can manage and continue the growth associated with the acquisition of additional properties. Existing management of the Company has been in office for a very limited period of time, since completion of the reorganization. While most members of management have significant experience in the real estate industry, few have experience in running a public company and some have limited experience with large scale production including multi-family projects, as envisioned by the Company. Also, there is no assurance that members of management have the time and resources to manage the sales and operations associated with the Company and its predicted growth. The investigation and negotiation associated with the acquisition of additional properties may detract from the time that the Company's management have to devote to their regular duties. The integration of new properties may also require special skills not currently possessed by existing employees. The Company, with limited resources, may therefore require the services of additional personnel with no assurance that it can attract or afford to hire these individuals.

     The Company needs additional working capital to finance its existing operations and projected growth. The Company is operating in the midst of the economic downturn that has plagued Denver and the rest of the United States for the past few years. While home sales have remained a strong part of the overall economy during this downturn, sales of certain areas in that market, including higher-price homes in the Denver metro area, have suffered since approximately 1999. As a result, and due to its status as a new public entity, the Company has been unable to accumulate a reserve of cash for future operations and expansion. The Company requires additional capital to sustain existing operations and to finance its projected growth. As a relatively new entrant in the market as a public entity, the Company may have difficulty attracting favorable investment capital, especially in the current economic climate.

     A drought in Colorado has caused several municipalities in the Denver area to curb the number of water taps available for future development. The State of Colorado, where the Company currently operates exclusively, has experienced a shortage of water from its traditional sources, rain and snowmelt, for the last two or three years. The year 2002 was particularly dry and caused reservoir levels in the State to fall to historic lows. While precipitation in early 2003 has improved over last year's winter and spring totals, there is no assurance that the balance of the year will continue that pattern and that existing resources will be sufficient. As a result of the drought, several municipalities, including the City of Aurora where one of the new subdivisions is located, have adopted measures to moderate development in an effort to save water. Almost all government jurisdictions have adopted rules restricting outdoor watering, including some restrictions on installing new lawns and other forms of landscaping. These and other possible restrictions may affect consumers' desire to acquire new homes and may adversely affect the Company's operations in the future by limiting the number of homes it is able to sell.

Special Note Regarding Forward Looking Statements

     Certain statements contained herein and subsequent oral statements made by or on behalf of the Company constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are identified by words such as "hopes," "expects," "anticipates," "plans" and the like and include, without limitation, statements regarding our plan of business operations and related expenditures, receipt of working capital, potential contractual arrangements, closing of certain transactions, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, the following: world wide and domestic economic conditions and interest rates, acquisition and development of additional properties, competition, new regulations which might be adopted by Federal or state governments, climatic conditions, changes in our business strategies and other factors set forth above and in other filings with the Securities and Exchange Commission. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

THE DESCRIPTION OF AGREEMENTS CONTAINED IN THIS REPORT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AGREEMENTS ATTACHED TO THIS REPORT AS EXHIBITS.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits.

         10.1 Purchase and Sale Agreement between Ashcroft Homes Corporation and Villas at Cherry Hills, LLC dated April 18, 2003 (without exhibits).

         10.2 Purchase and Sale Agreement between Ashcroft Homes Corporation and Thraemoor in the Park, LLC dated April 18, 2003. (without exhibits).

         10.3 Purchase and Sale Agreement between Ashcroft Homes Corporation and Saddle Vista at Saddlerock, LLC, dated April 18, 2003. (without exhibits).

         99.1     Press Release dated April 28, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



Dated: May 5, 2003                          Ashcroft Homes Corporation


                                            By: /s/ Joseph A. Oblas
                                                --------------------------
                                                Joseph A. Oblas, President